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                                                                      EXHIBIT 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-43512 and 333-60819) and on Form S-8 (File Nos. 33-35927, 33-40076, 33-5465, 2-71457, 333-02563 and 333-25563) of TECO
Energy, Inc. of our report dated Jan. 14, 2000, except for the information in Note O, for which the dates are Jan. 25, 2000 and Feb. 11, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



                                                PricewaterhouseCoopers LLP



Tampa, Florida
March 29, 2000